       As filed with the Securities and Exchange Commission
                         on June 9, 1995.

                                    Registration No. 33-__________

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                          _______________

                             Form S-3
                      REGISTRATION STATEMENT
                               Under
                    THE SECURITIES ACT OF 1933
                          _______________

                    MENTOR GRAPHICS CORPORATION
        (Exact name of registrant as specified in charter)
                          _______________

                OREGON                       93-0786033
     (State or other jurisdiction           (IRS Employer
   of incorporation or organization)     Identification No.)

         8005 SW Boeckman Road
          Wilsonville, Oregon                97070-7777
         (Address of Principal               (Zip Code)
          Executive Offices)
                          _______________

                           Dean M. Freed
                          General Counsel
                    Mentor Graphics Corporation
                       8005 SW Boeckman Road
                  Wilsonville, Oregon 97070-7777
              (Name and address of agent for service)

Telephone number, including area code, of agent for service:
(503)685-7000

                             Copy to:

                        STUART W. CHESTLER
                  Stoel Rives Boley Jones & Grey
                        900 SW Fifth Avenue
                    Portland, Oregon 97204-1268

         Approximate date of commencement of proposed sale
                          to the public:

          As soon as practicable after this registration
                         becomes effective

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933, other than securities offered only in connection with a dividend or interest reinvestment plan, check the following box. [X]

                               CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
                                            Proposed      Proposed       Amount
                                            Maximum       Maximum        of
                            Amount          Offering      Aggregate      Regis-
Title of Securities         to Be           Price Per     Offering       tration
to Be Registered           Registered       Share(1)      Price(1)       Fee
- --------------------------------------------------------------------------------
Common Stock, without      1,512,146
 par value                   Shares         $17.0625      $25,800,991    $8,897
- --------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. The calculation of the registration fee is based on $17.0625 per share, which was the average of the high and low prices of the Common Stock on June 2, 1995 as reported in The Wall Street Journal for
     NASDAQ National Market Issues.

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                           CROSS-REFERENCE SHEET

          SHOWING LOCATION IN THE PROSPECTUS OF ITEMS OF FORM S-3

                                                    Caption or
Registration Statement Item and Heading        Location in Prospectus
- ---------------------------------------        ----------------------
1.  Forepart of the Registration
    Statement and Outside Front
    Cover Page of Prospectus............       First Page of Prospectus

2.  Inside Front and Outside Back
    Cover Pages of Prospectus...........       Available Information

3.  Summary Information, Risk
    Factors and Ratio of
    Earnings to Fixed Charges...........       The Company, Risk Factors

4.  Use of Proceeds.....................       Not Applicable

5.  Determination of Offering Price.....       Not Applicable

6.  Dilution............................       Not Applicable

7.  Selling Security Holders............       Selling Shareholders

8.  Plan of Distribution................       Plan of Distribution

9.  Description of Securities to be
    Registered..........................       Not Applicable

10. Interests of Named Experts and
    Counsel.............................       Not Applicable

11. Material Changes....................       Not Applicable

12. Incorporation of Certain Documents
    by Reference........................       Incorporation of
                                               Certain Documents by
                                               Reference

13. Disclosure of Commission Position
    on Indemnification for
    Securities Act Liabilities..........       Not Applicable

PROSPECTUS

                    MENTOR GRAPHICS CORPORATION

                 1,512,146 Shares of Common Stock
                        (without par value)


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The Common Stock of Mentor Graphics Corporation ("the Company") offered hereby (the "Shares") may be sold by certain shareholders of the Company (the "Selling Shareholders"). The Company will not receive any of the proceeds from the offering.

          The Common Stock of the Company is traded over-the-counter in the NASDAQ National Market System. On June __,
1995, the closing price for the Common Stock as reported in The
Wall Street Journal was $_____ per share.

          The Shares may be offered or sold from time to time by the Selling Shareholders at market prices then prevailing, in negotiated transactions or otherwise. Brokers or dealers will receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to the sale. See "PLAN OF DISTRIBUTION."

          SEE "RISK FACTORS" ON PAGE 3 FOR A DISCUSSION OF
CERTAIN RISKS RELATED TO AN INVESTMENT IN THE COMMON STOCK.
                       ____________________

          No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus. This Prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made.
                       ____________________

          Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as to which information has been given herein.
                       ____________________

          The date of this Prospectus is June __, 1995.

                            THE COMPANY

          Mentor Graphics Corporation (the "Company"), an Oregon corporation organized in 1981, is headquartered in Wilsonville, Oregon. The Company's common stock is traded on the NASDAQ National Market System under the symbol MENT. The Company designs, manufactures, markets and supports electronic design automation (EDA) software for the integrated circuit and systems design markets. The address of the principal executive offices of the Company is 8005 SW Boeckman Road, Wilsonville, Oregon 97070-7777. The Company's telephone number is (503) 685-7000.

                       AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files periodic reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements, and other information concerning the Company may be inspected and copies may be obtained at prescribed rates at the offices of the SEC, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, as well as at the following regional offices: 7 World Trade Center, 13th Floor, New York, New York 10048; and CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. The Company has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, with respect to the securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and the exhibits thereto, which are available for inspection at no fee at the public reference section of the SEC at its principal office at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549.

          The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request to Dean M. Freed, General Counsel, 8005 SW Boeckman Road, Wilsonville, Oregon 97070-7777, (503) 685-7000, copies of any and all of the information that has been incorporated by reference into this Prospectus, other than exhibits to such information unless such exhibits are specifically incorporated by reference therein. The information relating to the Company contained in this Prospectus does not purport to be comprehensive and should be read together with the information contained in the documents or portions of documents incorporated by reference into this Prospectus.

                           RISK FACTORS

          History of Losses; Repeated Restructuring Charges.
          -------------------------------------------------
In the years ended December 31, 1993, 1992, and 1991, the Company incurred net losses of $32,073,000, $50,861,000, and $61,613,000, respectively, including restructure charges of $24,800,000, $12,900,000, and $27,100,000, respectively. The
1993 restructuring charge related to a restructuring plan approved in December 1993 aimed at reducing operating expenses by streamlining and reorganizing Company operations. The 1992 and 1991 restructuring charges related to restructuring plans aimed at improving the Company's focus on its core businesses of integrated circuit design and electronic systems design. Revenues for the past three years have been negatively impacted by a poor Japanese economy. While difficult to predict, the Company's revenues may continue to be negatively impacted by general weakness in Japan. Although the Company was profitable in 1994, there can be no assurance as to the Company's ability to avoid future restructuring charges or to achieve sustained profitability.

          Shift Away From Hardware Sales.  The Company
          ------------------------------
historically has sold complete EDA systems including software provided by the Company and hardware purchased from third party suppliers, principally Hewlett-Packard Company and Sun Microsystems, Inc. During the last three years, the Company has been executing a plan to exit from the hardware business and to sell software only. The majority of the Company's customers now meet their hardware needs by working directly with hardware vendors.

          Technological Change.  The market for the Company's
          --------------------
products is characterized by rapidly changing technology, evolution of new industry standards and frequent introductions of new products and product enhancements. The Company's success will depend upon its continued ability to enhance its existing products, to introduce new products on a timely and cost-effective basis to meet evolving customer requirements, to achieve market acceptance for new product offerings and to respond to emerging industry standards and other technological changes. There can be no assurance that the Company will be successful in developing new products or enhancing its existing products or that such new or enhanced products will receive market acceptance.

          Competition.  The EDA industry is highly competitive
          -----------
and has been characterized by rapid technological advances in application software, operating systems and hardware. Some of the Company's competitors and potential competitors may have greater financial and marketing resources than the Company. There can be no assurance that the Company will have the financial resources, marketing, distribution and service capability, depth of key personnel or technological knowledge to compete successfully in the EDA market.

          Key Personnel.  The success of the Company depends on
          -------------
its ability to attract and retain qualified technical, managerial and marketing personnel. Competition for such personnel is intense in the software industry and there can be no assurance that the Company will be successful in attracting and retaining such personnel.

          Possible Volatility of Stock Price.  The market price
          ----------------------------------
of the Company's Common Stock may be subject to wide fluctuations in response to quarter-to-quarter variations in operating results, changes in earnings estimates by analysts, announcements of technological innovations or new products by the Company or its competitors, general conditions in the software and computer industries and other events or factors. In addition, the stocks of many technology companies have experienced extreme price and volume fluctuations which have often been unrelated to the companies' operating performance. Such market fluctuations, as well as general economic, political and market conditions, may adversely affect the market price of the Company's Common Stock.

                       SELLING SHAREHOLDERS

          The Selling Shareholders are all former shareholders of Exemplar Logic, Inc. ("Exemplar"), who acquired the Shares offered hereby in connection with the merger of Spinnaker Acquisition, Inc., a wholly-owned subsidiary of the Company, with and into Exemplar. Most of the Selling Shareholders are now employees of the Company. No Selling Shareholder is an officer or director of the Company. The following table sets forth certain information provided to the Company by the Selling Shareholders.

                           Shares of Common
                          Stock beneficially        Common Stock
Name of Selling              owned as of          offered by this
  Shareholder                May 31, 1995            Prospectus
- ---------------           ------------------      ---------------
Frank Bailey                     7,029                 7,029
Robert Barker                   24,016/1              21,087
Elizabeth Brann                  3,046                 3,046
Nanette Collins                  6,033                 6,033
Peter Collins                   11,246                11,246
Robert Condon                   22,493                22,493
Robertus Dekker                 18,978/2              11,246
Ewald Detjens                  740,439               740,439
Margaret Duval                   1,405                 1,405
Gershon Gannott                 84,350                84,350
Robert Gardner                 110,974/3              99,259
Gary Hromadko                   42,175                42,175
Lawrence Lapides                14,058                14,058
Michiel Ligthart                26,476                26,476
Eyal Odiz                       16,869/4              11,246
Jerrold Petruzzelli            121,870               121,870
Ron Ranauro                     16,870                16,870
Elizabeth Scherer                  497                   497
Allen Sha                        4,217                 4,217
James Straus                    84,350                84,350
Mary Straus                     14,058                14,058
Altera Corporation              25,565                25,560
Draper Assoc. II, LP            34,762                34,762
Kazuyoshi Hatano                 5,623                 5,623
INOWARE21, Inc.                 28,116                28,116
Yasuhiro Itoh                    7,029                 7,029
Toru Katagiri                    8,435                 8,435
Hiroshi Koyama                   7,029                 7,029
Hiroyuki Shimizu                 2,811                 2,811
Kenshi Tachikawa                25,305                25,305
Taugumi Fujitani                 2,811                 2,811
Bernie Vonderschmitt            12,780                12,780
Yasushi Yamamoto                 8,435                 8,435

(See footnotes on following page.)
____________________

/1 Includes 2,929 shares subject to options exercisable prior to July 30, 1995.
/2 Includes 7,732 shares subject to options exercisable prior to July 30, 1995.
/3 Includes 11,715 shares subject to options exercisable prior to July 30, 1995.
/4 Includes 5,623 shares subject to options exercisable prior to July 30, 1995.

                        PLAN OF DISTRIBUTION

          The Shares may be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following methods: (a) block trades in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal, in a market maker capacity or otherwise, and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Shareholders in amounts to be negotiated immediately prior to the sale. The Selling Shareholders, such brokers or dealers, and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 (the "Act") in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Act may be sold under Rule 144 rather than pursuant to this Prospectus.

          Upon the Company being notified by a Selling
Shareholder that any material arrangement has been entered into with a broker or dealer for the sale of Shares through a block trade or any other purchase by a broker or dealer as principal, other than a purchase as a market maker in an ordinary trading transaction, a supplemented prospectus will be filed, if required, pursuant to Rule 424 under the Act, disclosing (i) the name of such Selling Shareholder and of the participating brokers or dealers, (ii) the number of Shares involved, (iii) the price at which such Shares will be sold, (iv) the commission paid or discounts or concessions allowed to such brokers or dealers, where applicable, (v) that such brokers or dealers did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, and (vi) other facts material to the transaction.

           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed with the Commission are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, Commission File No. 0-
          13442.

     2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995.

     3. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission under section 12 of the Securities Exchange Act of 1934, as amended.

          All reports and other documents subsequently filed by the Company pursuant to sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

                               EXPERTS

          The consolidated financial statements and schedules of Mentor Graphics Corporation and subsidiaries as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, have been incorporated by reference herein and included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The reports of KPMG Peat Marwick LLP covering the December 31, 1994 financial statements refer to a change in the method of accounting for certain debt and equity securities and income taxes. To the extent that KPMG Peat Marwick LLP audits and reports on financial statements of Mentor Graphics Corporation issued at future dates, and consents to the use of their reports thereon, such financial statements also will be incorporated by reference herein in reliance upon their reports and said authority.

                              PART II

                 INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.
          -------------------------------------------

          All expenses in connection with the issuance and distribution of the securities being registered will be paid by the Company. The following is an itemized statement of these expenses:

          Registration fee........................  $ 8,897

          Legal fees..............................    1,500*

          Accounting Fees.........................      500*

          Miscellaneous...........................      100*
                                                      ------
                Total..............................  $10,997*
                                                      ======
          ____________________
          *Estimated


Item 15.  Indemnification of Directors and Officers.
          -----------------------------------------

          Article V of the Company's Bylaws indemnifies directors and officers to the fullest extent permitted by the Oregon Business Corporation Act (Act). The effects of Article
V are summarized as follows:

     (a) The Article grants a right of indemnification in respect of any action, suit, or proceeding (other than an action by or in the right of the Company) against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred, if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, was not adjudged liable on the basis of receipt of an improper personal benefit and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or plea of nolo contendere does not, of itself, create a presumption that the person did not meet the required standards of conduct.

     (b) The Article grants a right of indemnification in respect of any action or suit by or in the right of the Company against the expenses (including attorneys' fees) actually and reasonably incurred if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, except that no right of indemnification will be granted if the person is adjudged to be liable to the Company.

     (c) Every person who has been wholly successful on the merits of a controversy described in (a) or (b) above is entitled to indemnification as a matter of right.

     (d) The Company is required to promptly indemnify a director or officer unless it is determined by a majority of disinterested directors or by independent counsel that the person's actions did not meet the relevant standard for indemnification. If the disinterested directors or independent counsel determine that the indemnification is not required, the person seeking indemnification may petition a court for an independent determination. In any court action, the Company will have the burden of proving that indemnification would not be proper. Neither the disinterested directors' failure to make a determination regarding indemnification for the claim nor an actual determination that the person failed to meet the applicable standard will be a defense to such action or create a presumption that the person is not entitled to indemnification.

     (e) The Company will advance to a director or officer the expenses incurred in defending any action, suit or proceeding in advance of its final disposition if the director or officer affirms in good faith the he or she is entitled to indemnification and undertakes to repay any amount advanced if it is determined by a court that the person is not entitled to indemnification.

     (f) The Company may obtain insurance for the protection of its directors and officers against any liability asserted against them in their official capacities.


          The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of shareholders or directors, or otherwise.

          The Company has also entered into Indemnity
Agreements with all directors and officers. While the Indemnity Agreements in large part incorporate the indemnification provisions of the Act as described above, they vary from the Act in several respects. The Indemnity Agreements obligate the Company to provide the maximum indemnification protection allowed under Oregon law, which is intended to provide indemnification broader than that expressly authorized by the Act. The most significant effect of the

Indemnity Agreements is to add indemnification for judgments and settlements of derivative lawsuits to the fullest extent permitted by law as may be limited by public policy considerations applied by the courts.

Item 16.  Exhibits.
          --------

         4A. Restated Articles of Incorporation of the Company, as amended. Incorporated by reference to Exhibit 4A to the Company's Registration Statement on Form S-3 (Registration No. 33-23024).

         4B.    Bylaws of the Company.  Incorporated by
                reference to Exhibit 4B to the Company's
                Registration Statement on Form S-3 (Registration
                No. 33-56759).

          5.    Opinion of Counsel.

         23.    Consent of Accountants.

         24.    Powers of Attorney.

Item 17.  Undertakings.
          ------------

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i)  To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each new post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilsonville, State of Oregon, on June 8, 1995.

                          MENTOR GRAPHICS CORPORATION

                          By /s/ DEAN M. FREED
                            --------------------------
                            Dean M. Freed
                            General Counsel

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 8th day of June, 1995.

          Signature                            Title
          ---------                            -----

(1)  Principal Executive Officer:

    *WALDEN C. RHINES                     President, Chief
     ---------------------------          Executive Officer, and
     Walden C. Rhines                     Director

(2)  Principal Financial Officer:

    *R. DOUGLAS NORBY                     Senior Vice President
     ---------------------------          and Chief Financial
     R. Douglas Norby                     Officer

(3)  Principal Accounting Officer:

    *JAMES J. LUTTENBACHER                Corporate Controller
     ---------------------------          and Chief Accounting
     James J. Luttenbacher                Officer

(4)  Directors:

    *MARSHA B. CONGDON                    Director
     ---------------------------
     Marsha B. Congdon

    *JAMES R. FIEBIGER                    Director
     ---------------------------
     James R. Fiebiger

    *FONTAINE K. RICHARDSON               Director
     ---------------------------
     Fontaine K. Richardson

    *JON A. SHIRLEY                       Director
     ---------------------------
     Jon A. Shirley


    *By /s/ DEAN M. FREED
       -------------------------
       Dean M. Freed, Attorney-in-Fact

                           EXHIBIT INDEX

Exhibit
Number          Document Description
- -------         --------------------

  4A.           Restated Articles of Incorporation of
                the Company, as amended.  Incorporated
                by reference to Exhibit 4A to the
                Company's Registration Statement on
                Form S-3 (Registration No. 33-23024).

  4B.           Bylaws of the Company.  Incorporated
                by reference to Exhibit 4B to the
                Company's Registration Statement on
                Form S-3 (Registration No. 33-56759).

   5.           Opinion of Counsel.

  23.           Consent of Accountants.

  24.           Powers of Attorney.